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                                                                       Exhibit i

                               CONSENT OF COUNSEL

                         AIM INTERNATIONAL MUTUAL FUNDS


         We hereby consent to the use of our name and to the reference to our firm under the caption (a) "Other Service Providers - Counsel to the Company" in the Statements of Additional Information for the retail classes of (i) AIM Asia Pacific Growth Fund, AIM European Growth Fund, AIM International Growth Fund, AIM Global Aggressive Growth Fund and AIM Global Growth Fund and (ii) the institutional class of AIM International Growth Fund, and (b) "Legal Counsel" in the Statement of Additional Information for the retail classes of INVESCO International Core Equity Fund, which are included in Post-Effective Amendment No. 31 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-44611), and Amendment No. 33 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-6463), on Form N-1A of AIM International Mutual Funds.


                                     /s/  Ballard Spahr Andrews & Ingersoll, LLP
                                     -------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 23, 2004